                                                                    Exhibit 99.7

FOR IMMEDIATE RELEASE

             NASDAQ APPROVES LOUDEYE'S TRANSFER OF STOCK LISTING TO
                             NASDAQ SMALLCAP MARKET

SEATTLE, WA -- JULY 16, 2002 -- Loudeye Corp. (Nasdaq: LOUD), a leading provider of Webcasting and digital media services, today announced approval of its application for listing Loudeye's common stock on the Nasdaq SmallCap Market. The listing of Loudeye's common stock will be transferred from the Nasdaq National Market to the Nasdaq SmallCap Market effective at the opening of business on July 17, 2002. Loudeye's common stock will continue to be listed under the Nasdaq trading symbol "LOUD."

Loudeye currently meets all criteria for continued inclusion in the Nasdaq SmallCap Market except for the $1.00 minimum bid price per share requirement. Loudeye has an initial grace period until September 30, 2002, to demonstrate a closing bid price of at least $1.00 for a minimum of ten consecutive trading days. Should Loudeye not comply with the minimum bid price requirement within this grace period, the Company may be allowed an additional 180 day grace period until March 28, 2003, to meet the $1.00 minimum bid price requirement provided Loudeye can demonstrate it remains in compliance with the Nasdaq SmallCap Market's initial listing standards. Loudeye believes that it is currently in compliance with these initial listing standards.

Nasdaq listing criteria also provide for Loudeye to transfer back to the Nasdaq National Market should Loudeye maintain a minimum bid price of $1.00 for at least 30 consecutive trading days by March 28, 2003, and comply at all times with other applicable continued listing requirements for the Nasdaq National Market.

 "The transfer of our common stock listing to the Nasdaq SmallCap Market allows investors and market makers to continue to trade through a recognized and efficient market that affords the visibility and stock trading governance standards of Nasdaq," said John T. Baker, Loudeye chairman and chief executive officer. "We do not expect this move will significantly affect the method by which Loudeye's securities are bought and sold."

ABOUT LOUDEYE CORP.

Loudeye is a leading provider of services that facilitate the delivery of live and on-demand digital media for enhanced enterprise communications, marketing and entertainment. Loudeye's technical infrastructure and proprietary applications support a variety of functions including Webcasting, online music distribution and samples, online radio, and media restoration. Through its digital media capture, storage, processing and distribution services and technologies, Loudeye provides a complete solution for customers outsourcing the management and delivery of rich media content. For more information, visit www.loudeye.com.

FORWARD LOOKING STATEMENTS

Except for historical information contained herein, the matters discussed in this release are forward-looking statements, including but not limited to statements about stock price performance, investor and market participant experience with trading through the Nasdaq SmallCap Market and Loudeye's compliance with the listing standards of the Nasdaq SmallCap and National Markets. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. These forward-looking statements are made only as of the date of this release, and Loudeye undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, you should not place undo reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to the Company's inability to satisfy the continued listing requirements for its common stock on the Nasdaq SmallCap Market or to accomplish a return to listing as a Nasdaq National Market security, any differences perceived or otherwise between the Nasdaq SmallCap Market and the Nasdaq National Market, general economic conditions and other risks set forth in our most recent Form 10-Q, Form 10-K, and other Securities and Exchange Commission filings, which are available through EDGAR at www.sec.gov.

                                       ###

Contacts:
Media/Public Relations: Andrew Cullen, Barokas Public Relations,
206.264.8220, andrew@barokas.com
Investor relations: Mike Dougherty, Loudeye Corp., 206-832-4000, ir@loudeye.com